Exhibit 99.1

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”), dated as of October 31, 2008, is by and between IDT Corporation, a Delaware corporation (the “Company”), and Howard S. Jonas (the “Executive”).

WHEREAS, in recognition of the Executive’s experience and abilities, the Company desires to assure itself of the continued employment of the Executive in accordance with the terms and conditions provided herein;

WHEREAS, the Executive wishes to continue to perform services for the Company in accordance with the terms and conditions provided herein; and

NOW, THEREFORE, in consideration of the promises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Employment. The Company hereby agrees to continue to employ the Executive, and the Executive hereby agrees to continue to be employed by and perform services for the Company, on the terms and conditions set forth herein.

2. Term. This Agreement is for the period (the “Term”) commencing on the date hereof, and terminating on December 31, 2013, or upon the Executive’s earlier death or other termination of employment pursuant to Section 7 hereof; provided, however, that commencing on December 31, 2013 and each anniversary thereafter, the Term shall automatically be extended for one additional year beyond its otherwise scheduled expiration unless, not later than ninety (90) days prior to any such anniversary, either party hereto shall have notified the other party in writing that such extension shall not take effect.

3. Position. During the Term, the Executive shall serve as the Chairman of the Board of Directors of the Company. In addition, the Executive agrees to accept the position of Chief Executive Officer of the Company upon the retirement of James Courter from such position in or about October 2009.

4. Duties and Reporting Relationship. During the Term, the Executive shall, on a full time basis, use his skills and render services to the best of his abilities on behalf of the Company. The Executive shall report directly to the Board of Directors of the Company.

5. Place of Performance. The Executive shall perform his duties and conduct his business at the offices of the Company, currently located in Newark, New Jersey, except for required travel on the Company’s business.

6. Compensation and Related Matters.

(a) Base Salary. The Company shall pay the Executive as follows:

(i) From September 1, 2008 through December 31, 2008 (the “2008 Pay Period”), the Company shall pay to the Executive a base salary (the “2008 Base Salary”) at an annual rate not less than Seven Hundred Fifty Thousand Dollars ($750,000), less applicable taxes, such salary to be paid in conformity with the Company’s payroll policies relating to its senior executive officers.

(ii) For the period from January 1, 2009 through December 31, 2011, the Company shall pay to the Executive as base compensation, One Million Seven Hundred Four Thousand Five Hundred Forty-Five (1,704,545) shares (the “2009-2011 Shares”) of the Company’s Class B Common Stock, par value $0.01 per share (“Class B Common Stock”) to be issued on the date hereof, and as to which the restrictions/risk of forfeiture shall terminate (“Vesting”) on January 15, 2012, subject to the restrictions and acceleration events set forth herein and in the relevant Grant Agreement (as defined below).

(iii) For the period from January 1, 2012 through December 31, 2012, the Company shall pay to the Executive as base compensation, (A) One Million Three Hundred Forty Six Thousand Six Hundred Twenty Eight (1,346,628) shares (the “2012 Class B Shares”) of Class B Common Stock on the date hereof, and (B) Eight Hundred Ninety Thousand Seven Hundred Forty One (890,741) shares (the “2012 Common Shares” and, together with the 2012 Class B Shares, the “2012 Shares”) of Common Stock, par value $0.01 per share (“Common Stock”), to be issued on the date hereof (subject to the approval of the stockholders of the Company as set forth in clause (vii) below). The 2012 Shares shall Vest on December 31, 2013, subject to the restrictions and acceleration events set forth herein and in the relevant Grant Agreement.

(iv) For the period from January 1, 2013 through December 31, 2013, the Company shall pay to the Executive as base compensation, (A) Four Hundred Seventy Eight Thousand One Hundred Nine (478,109) shares (the “2013 Class B Shares”) of Class B Common Stock on the date hereof, and (B) One Million Seven Hundred Fifty Nine Thousand Two Hundred and Fifty Nine (1,759,259) shares (the “2013 Common Shares”, together with the 2013 Class B Shares, the “2013 Shares” and together with the 2009-2011 Shares, the 2012 Shares and the 2013 Class B Shares, the “Compensation Shares”) of Common Stock to be issued on the date hereof (subject to the approval of the stockholders of the Company as set forth in clause (vii) below). The 2013 Shares shall Vest on December 31, 2013, subject to the restrictions and acceleration events set forth herein and in the relevant Grant Agreement.

(v) In the event that the Executive resigns for any reason other than for Good Reason (as set forth in Section 7(c) hereunder), the Executive shall not be entitled to receive any shares that have not Vested as of the date of the Executive’s resignation.

(vi) In the event that there is a Change of Control, all restrictions and risk of forfeiture as to Compensation Shares that have been issued shall lapse and all stock grants hereunder shall accelerate. For purposes of this Agreement, a Change of Control shall be defined as set forth in the Plan.

(vii) All Compensation Shares shall be issued pursuant to the Company’s 2005 Stock Option and Incentive Plan, as amended (the “Plan”) and a grant agreement (each a “Grant Agreement”) substantially in the form annexed to the Plan (with such changes thereto as are necessary to effect the purposes and provisions hereof) and each such grant is subject to the making of necessary amendments to the Plan (including the addition of a sufficient number of shares of Common Stock and Class B Common Stock available for issuance thereunder and the amendment or removal of the per-year limitation on grants thereunder) and the ratification thereof by the stockholders of the Company. In furtherance thereof, the Company approves such amendments and agrees to submit them to the shareholders of the Company with the Board’s recommendation in favor of such proposal(s) at the Company’s annual meeting of stockholders to be held on December 17, 2008. In the event that such amendments are not approved by the shareholders of the Company, the Compensation Shares shall be forfeited and returned to the Company for no consideration, and the Company and the Executive shall negotiate alternative arrangements in good faith, including issuance of the Compensation Shares other than pursuant to the Plan and payment in cash or other securities in lieu of Class B Common Stock and Common Stock.

(viii) Except as otherwise agreed upon by the Parties hereto and to the extent not covered herein, for any period during the Term (and as the Term may be extended hereunder) the Company shall pay the Executive an annual Base Salary of at least One Million United States Dollars ($1,000,000), or more, as mutually agreed to by the Parties hereunder.

(b) Employee Benefit Plans. During the Term, the Executive shall be entitled to participate in those incentive plans, programs, and arrangements which are available to other senior executive officers of the Company (the “Benefits Plans”). The Executive shall be provided benefits under the Benefit Plans substantially equivalent, in the aggregate, to the benefits provided to other senior executive officers of the Company and on substantially similar terms and conditions.

(c) Pension and Welfare Benefits. During the Term, the Executive shall be eligible to participate in the pension and retirement plans (the “Pension Plans”) provided to other senior executive officers of the Company, and participate fully in all health benefits, insurance programs, life and disability insurance and other similar executive welfare benefit arrangements available to other senior executive officers of the Company and shall be provided benefits under such plans and arrangements substantially equivalent, in the aggregate, to the benefits provided to other senior executive officers of the Company and on substantially similar terms and conditions.

(d) Fringe Benefits and Perquisites. During the Term, the Company shall provide to the Executive all of the fringe benefits and perquisites that are provided to other senior executive officers of the Company, and the Executive shall be entitled to receive any other fringe benefits or perquisites that become available to other senior executive officers of the Company subsequent to the date hereof. The benefits described herein include, but are not limited to, an automobile leased for the Executive by the Company, the make and model of which is consistent with that being used by the Executive on the execution date of this Agreement.

(e) Business Expenses. The Executive will be reimbursed for all ordinary and necessary business expenses incurred by him in connection with his employment (including without limitation, expenses for travel and entertainment incurred in conducting or promoting business for the Company) upon submission by the Executive of receipts and other documentation in accordance with the Company’s normal reimbursement procedures.

7. Termination. The Executive’s employment hereunder may be terminated without breach of the Agreement only under the following circumstances:

(a) Death; Disability. The Executive’s employment hereunder shall terminate upon his death or “Disability” (as hereafter defined). For purposes of this Agreement, “Disability” shall mean the inability of the Executive to perform his duties on account of a physical or mental illness for a period of ninety (90) consecutive days or one hundred and twenty (120) days in any eight (8) month period.

(b) Cause. The Company may terminate the Executive’s employment hereunder for “Cause.” For purposes of this Agreement, the Company shall have “Cause” to terminate the Executive’s employment hereunder (i) upon the Executive’s conviction for the commission of an act or acts constituting a felony under the laws of the United States or any state thereof, or (ii) upon the Executive’s willful and continued failure to substantially perform his duties hereunder (other than any such failure resulting from the Executive’s incapacity due to physical or mental illness), after written notice has been delivered to the Executive by the Company, which notice specifically identifies the manner in which the Executive has not substantially performed his duties, and the Executive’s failure to substantially perform his duties is not cured within ten (10) business days after notice of such failure has been given to the Executive. For purposes of this Section 7 (b), no act or failure to act on the Executive’s part shall be deemed “willful” unless done or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive’s act, or failure to act, was in the best interest of the Company.

(c) Termination by the Executive. As provided in this Section 7(c), the Executive may terminate his employment hereunder for “Good Reason.” “Good Reason” shall mean the occurrence (without the Executive’s express written consent) of any one of the following acts by the Company, or failure by the Company to act:

(i) a material breach of the Agreement by the Company;

(ii) the assignment to the Executive of any duties inconsistent with the Executive’s status as a senior executive officer of the Company or a substantial adverse alteration in the nature or status of the Executive’s responsibilities; or

(iii) any purported termination of the Executive’s employment which is not effected pursuant to a Notice of Termination satisfying the requirement of paragraph (d) below; for purposes of this Agreement, no such purported termination shall be effective.

(iv) a reduction in Executive’s annual Base Salary;

(v) a significant reduction in Executive’s positions, duties, responsibilities or reporting lines from those described in Section 4 hereof;

(vi) relocation of Executive’s principal place of employment outside of the Newark, New Jersey area; or

(vii) a “Change in Control,” as defined in the Plan,

(each of the foregoing being a “Good Reason Event”). Executive may terminate employment for Good Reason if (A) Executive has given written notice to the Company of the existence of the Good Reason Event no later than 90 days after its initial existence, (B) the Company has not remedied such Good Reason Event in all material respects within 30 days after its receipt of such written notice, and (C) Executive terminated employment within one year following the initial existence of such Good Reason Event.

The Executive’s right to terminate the Executive’s employment for Good Reason shall not be affected by the Executive’s incapacity due to physical or mental illness. The Executive’s continued employment shall not constitute consent to, or a waiver of rights with respect to any act or failure to act constituting Good Reason hereunder. Notwithstanding the foregoing, a termination shall not be treated as a Termination for Good Reason if the Executive shall have consented in writing to the occurrence of the event giving rise to the claim of Termination for Good Reason.

(d) Notice of Termination. Any termination of the Executive’s employment by the Company or by the Executive (other than termination by reason of the Executive’s death) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 12 hereof. For purposes of this Agreement, a “Notice of Termination” shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claims to provide a basis for termination of the Executive’s employment under the provision so indicated. Further, a Notice of Termination for Cause or Disability must include a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive’s counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth in the definition of Cause herein or satisfied the criteria of a Disability, and specifying the particulars thereof.

(e) Date of Termination. “Date of Termination” shall mean if the Executive’s employment is terminated (i) by his death, the date of his death, (ii) by reason of Disability, the date that the Executive is determined by the Board to be Disabled, (iii) by resignation of the Executive, the date the Executive so notifies the Board, or (iv) pursuant to paragraph (c) or (d) above, the date specified in the Notice of Termination; provided, however, that if within thirty (30) days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined. If within fifteen (15) days after any Notice of Termination is given, or if later, prior to the Date of Termination (as determined without regard to this Section 7(e)), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal, therefrom has expired and no appeal has been perfected); provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence.

(f) Compensation During Dispute. If a purported termination occurs during the Term of this Agreement, and such termination is disputed in accordance with Section 7(e) hereof, the Company shall continue to pay the Executive the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Salary) and continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved. Amounts paid under this Section 7(f) are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

8. Compensation Upon Termination or During Disability.

(a) Death; Disability. In the event that Executive’s employment is terminated pursuant to Section 7(a) hereof, then as soon as practicable thereafter, the Company shall pay the Executive or the Executive’s Beneficiary (as defined in Section 11(b) hereof), as the case may be, (i) all unpaid amounts, if any, to which the Executive was entitled as of the Date of Termination under Section 6(a) hereof and (ii) all unpaid amounts to which the Executive was then entitled under the Benefit Plans, the Pension Plans and any other unpaid employee benefits, perquisites or other reimbursements (the amounts set forth in clauses (i) and (ii) above being hereinafter referred to as the “Accrued Obligations”). In addition, in the event of the Executive’s death, the Company shall pay Executive’s estate a lump sum payment equal to twelve (12) months of Executive’s Base Salary (at the rate in effect on the date of his death) (the “Severance Benefit”). Any unvested Compensation Shares shall vest upon a termination pursuant to Section 7(a).

(b) Termination for Cause; Voluntary Termination without Good Reason. If the Executive’s employment is terminated by the Company for Cause or by the Executive other than for Good Reason, then the Company shall pay all Accrued Obligations to the Executive, the Company shall have no further obligations to the Executive under this Agreement. If the Executive’s employment is terminated by the Executive other than for Good Reason, all Compensation Shares that have not Vested shall be forfeited. If the Executive’s employment is terminated by the Company for Cause, then the Pro Rata Portion (as defined below) of the Compensation Shares that have not Vested as of the Date of Termination shall accelerate and Vest and all other Compensation Shares that had not yet Vested shall be forfeited. As used herein, the term “Pro Rata Portion” shall mean a percentage of the Compensation Shares as shall reflect the pro rata portion of the time served between January 1, 2009 and the Date of Termination. By way of example, if the Executive’s employment is terminated by the Company for Cause on June 30, 2011, one half of the Compensation Shares shall accelerate and Vest as of such termination and the remainder of the Compensation Shares shall be forfeited.

(c) Termination Without Cause; Termination for Good Reason. If the Company shall terminate the Executive’s employment, other than for Cause, or the Executive shall terminate his employment for Good Reason, then;

(i) the Company shall pay to the Executive, within ten (10) days after the Date of Termination, the Accrued Obligations;

(ii) all Compensation Shares shall accelerate and Vest as of the Date of Termination; and

(iii) the Company shall pay the Executive the Severance Benefit.

9. Non-Disclosure. The parties hereto agree, recognize and acknowledge that during the Term the Executive shall obtain knowledge of confidential information regarding the business and affairs of the Company. It is therefore agreed that the Executive will respect and protect the confidentiality of all confidential information pertaining to the Company, and will not (i) without the prior written consent of the Company, (ii) unless required in the course of the Executive’s employment hereunder, or (iii) unless required by applicable law, rules, regulations or court, government or regulatory authority order or decree, disclose in any fashion such confidential information to any person (other than a person who is a director of, or who is employed by, the Company or any subsidiary or who is engaged to render services to the Company or any subsidiary) at any time during the Term.

10. Covenant Not to Compete.

(a) Executive hereby agrees that for a period of one (1) year following the termination of this Agreement (other than a termination of the Executive’s employment (i) by the Executive for Good Reason or (ii) by the Company other than for Cause) (the “Restricted Period”) the Executive shall not, directly or indirectly, whether acting individually or through any person, firm, corporation, business or any other entity:

(i) engage in, or have any interest in any person, firm, corporation, business or other entity (as an officer, director, employee, agent, stockholder, or other security holder, creditor, consultant or otherwise) that engages in any business activity where a substantial aspect of the business of the Company is conducted, or planned to be conducted, at any time during the Restricted Period, which business activity is the same as, similar to or competitive with the Company as the same may be conducted from time to time;

(ii) interfere with any contractual relationship that may exist from time to time of the business of the Company, including, but not limited to, any contractual relationship with any director, officer, employee, or sales agent, or supplier of the Company; or

(iii) solicit, induce or influence, or seek to induce or influence, any person who currently is, or from time to time may be, engaged or employed by the Company (as an officer, director, employee, agent, or independent contractor) to terminate his or her employment or engagement by the Company.

(b) Notwithstanding anything to the contrary contained herein, Executive, directly or indirectly, may own publicly traded stock constituting not more than five percent (5%) of the outstanding shares of such class of stock of any corporation covered by clause (a)(i) above if, and as long as, Executive is not an officer, director, employee or agent of, or consultant or advisor to, or has any other relationship or agreement with such corporation.

(c) Executive acknowledges that the non-competition provisions contained in this Agreement are reasonable and necessary, in view of the nature of the Company and his knowledge thereof, in order to protect the legitimate interests of the Company.

11. Successors; Binding Agreement.

(a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, “Company” shall mean the Company as hereinafter defined and any successor to its business and/or assets as aforesaid that executes and delivers the agreement provided for in this Section 11 or that otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

(b) This Agreement and all rights of the Executive hereunder shall insure to the benefit of and be enforced by the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributee, devisee, and legatees. If the Executive should die while any amounts should still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive’s devisee, legatee, or other designee or, if there be no such designee, to the Executive’s estate (any of which is referred to herein as a “Beneficiary”).

12. Notice. For purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage paid, addressed as follows:

If to the Company:

IDT Corporation

520 Broad Street, 7th Floor

Newark, New Jersey 07102

Attn: Chief Legal Officer

If to the Executive, at the executive’s address in the Company’s human resources files.

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

13. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such other officer of the Company as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto, or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the state of New Jersey without regard to its conflicts of law principles.

14. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability if any such other provision of this Agreement, which shall remain in full force and effect.

15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

16. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes any and all other prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto, and in prior agreements of the parties hereto in respect to the subject matter contained herein is hereby terminated and canceled.

17. Special Rules Regarding Section 409A of the Internal Revenue Code.

(a) It is intended that any and all benefits under this Agreement either (i) shall not constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Internal Revenue Code (“Section 409A”), and therefore are exempt from Section 409A or (ii) are subject to a “substantial risk of forfeiture” and exempt from Section 409A under the “short–term deferral rule” set forth in Treasury Regulation § 1.409A–1(b)(4). In any event, all provisions of this Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A.

(b) Notwithstanding anything herein to the contrary, if the Company determines that the Severance Benefit constitutes “nonqualified deferred compensation” within the meaning of Section 409A, payment of such Severance Benefit shall not commence until the Executive incurs a “separation from service” within the meaning of Treasury Regulation §1.409A–1(h) (“Separation from Service”). If, at the time of Executive’s Separation from Service, the Executive is a “specified employee” (under Section 409A), such Severance Benefit shall not be paid until after the earlier of (i) the expiration of the six–month period measured from the date of Executive’s Separation from Service with the Company, or (ii) the date of the Executive’s death (the “409A Suspension Period”).

(c) The determination of whether the Severance Benefit constitutes “nonqualified deferred compensation” within the meaning of Section 409A shall be made by the Company in good faith. If the Company determines that such Severance Benefit is subject to the 409A Suspension Period, and the Executive does not believe that such determination is reasonable, then the Company and the Executive shall mutually select, at the Company’s expense, an independent outside counsel to render a legal opinion regarding the applicability of the 409A Suspension Period. If the outside counsel described in the preceding sentence agrees with the Company’s determination that any items due to the Executive under this agreement should be subject to the 409A Suspension Period, then such payment shall be made at the end of the 409A Suspension Period as set forth in Section 17(b) hereof; provided however, if such outside counsel determines that such payment shall not be subject to the 409A Suspension Period, then such payment shall be effected within fourteen (14) days of the date of such counsel’s determination.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

EXECUTIVE

/s/ Howard S. Jonas
Howard S. Jonas

IDT CORPORATION

By:	/s/ James A. Courter
James A. Courter
Chief Executive Officer